EXHIBIT 5.3
                                                                     -----------



[GRAPHIC OMITTED]
[LOGO - GILBERT LAUTSEN JUNG]

Gilbert Laustsen Jung
Associates Ltd.         Petroleum Consultants
4100, 400 - 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2
                                               (403) 266-9500 Fax (403) 262-1855





March 26, 2004



TO:      UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE: ENCANA CORPORATION ("ENCANA") AND ENCANA HOLDINGS FINANCE CORP. - REGISTRATION STATEMENT ON FORM F-9


We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of EnCana's petroleum and natural gas reserves as at December 31, 2003, in the registration statement on Form F-9 of EnCana and EnCana Holdings Finance Corp. (File No. 333-113732).



Sincerely,

GILBERT LAUSTSEN JUNG ASSOCIATES LTD.


ORIGINALLY SIGNED BY
--------------------
Doug R. Sutton, P. Eng
Vice-President



Calgary, Alberta